Exhibit 2.1

AMENDMENT NO. 2 TO

MERGER AGREEMENT

THIS AMENDMENT NO. 2, dated as of July 7, 2014 (this “Amendment”), is between Telik, Inc., a Delaware corporation (“Parent”) and MabVax Therapeutics, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H

WHEREAS, the parties hereto have entered into a Merger Agreement dated as of May 12, 2014 by and among Parent, Tacoma Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, and the Company, as amended by Amendment No. 1, dated June 30, 2014 (as amended, the “Merger Agreement”);

WHEREAS, Section 10.2 of the Merger Agreement provides that the Company and Parent may amend provisions of the Merger Agreement;

WHEREAS, the Parent Stockholder Meeting was called, given notice of, convened, held and adjourned without obtaining the approval of certain Parent Stockholder Proposals necessary for the Parent Stockholder Approval;

WHEREAS, shares of Parent Common Stock has not been delisted from the NASDAQ Capital Market as of the date hereof or as of the date of the Closing; and

WHEREAS, the Parent and the Company wish to amend certain provisions of the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; References; Continuation of Merger Agreement. Unless otherwise specified herein, each capitalized term used herein that is defined in the Merger Agreement shall have the meaning assigned to such term in the Merger Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement”, the “Merger Agreement” and each other similar reference, contained in the Merger Agreement shall from and after the date hereof refer to the Merger Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Merger Agreement shall continue unmodified and remain in full force and effect.

2. Amendments.

(a) The Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock in substantially the form attached to the Merger Agreement as Exhibit E is hereby amended and restated in its entirety to read substantially as set forth in Exhibit A to this Amendment.

(b) The Form of Parent Stock Warrant attached to the Merger Agreement as Exhibit G is hereby amended and restated in its entirety to read substantially as set forth in Exhibit B to this Amendment.

(c) The text of Section 1.4(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“the Certificate of Incorporation of Parent shall be the Parent Charter in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and the Parent Charter; provided, however, that Parent shall file (i) immediately prior to the Effective Time, a Certificate of Designations, Preferences and Rights of Series A-1 Preferred Convertible Preferred Stock in substantially the form attached hereto as Exhibit E to designate a new series of Parent Series A-1 Preferred stock consisting of a number of shares of Parent Series A-1 Preferred Stock equal to half the number of shares of Company Series C-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the exercise or termination of any unexercised Company Series C-1 Preferred Stock Warrants) (“Parent Series A-1 Preferred Stock”) and, (ii) immediately prior to the Effective Time to the extent any shares of Company Series C-2 Preferred Stock have been issued in the Company Backstop Financing, a Certificate of Designations, Preferences and Rights of Series A-2 Preferred Convertible Stock in substantially the form attached hereto as Exhibit F to designate a new series of Parent Series A-2 Preferred stock consisting of up to 715,685 shares of Parent Series A-2 Preferred Stock (“Parent Series A-2 Preferred Stock”);”

(d) The text of Section 1.5(a)(iii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“each two (2) shares of Company Series C-1 Preferred Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and excluding Dissenting Shares) shall be converted solely into the right to receive one share of Parent Series A-1 Preferred Stock ( the “Preferred Exchange Ratio”)”

(e) The text of Section 1.5(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“No fractional shares of Parent Common Stock or Parent Series A-1 Preferred Stock shall be issued in connection with the Merger as a result of the conversion provided for in Section 1.5(b)(ii) or Section 1.5(b)(iii), respectively, and no certificates or scrip for any such fractional shares shall be issued. The number of shares of Parent Common Stock or Parent Series A-1 Preferred Stock issuable to any holder thereof shall be rounded up to the nearest whole number of shares of Parent Common Stock or Parent Series A-1 Preferred Stock, respectively.”

(f) The text of Section 1.9 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Assumption of Series C Transaction Documents. As a result of the Closing, and without further action by Parent, Company or any other party, including, without limitation, the holders of Company Series C Preferred Stock, all of the Company’s rights and obligations under each of the Series C Transaction Documents shall be assigned and assumed by Parent, and all references therein to Company or Company Capital Stock shall be deemed to be references to Parent or Parent Capital Stock, as applicable. Without limiting the generality of the foregoing and except as otherwise expressly provided herein, each Series C Transaction Document shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that immediately after the consummation of the Merger, mutatis mutandis, (a) all references in any of the Series C Transaction Documents to the “Company” shall also refer to the Parent, (b) all references in any of the Series C Transaction Documents to the securities of the Company, including, without limitation to “Common Stock”, “Series C-1 Preferred Stock” and “Series C-2 Preferred Stock” shall also refer to the securities of the Parent, including, respectively, the Parent Common Stock, the Parent Series A-1 Preferred Stock and the Parent Series A-2 Preferred Stock, (c) any price per share or number of shares of Company Common Stock referenced in any of the Series C Transaction Documents shall be adjusted, in accordance with the terms set forth in the Merger Agreement, by the Common Exchange Ratio and (d) any price per share or number of shares of Company Series C-1 Preferred Stock referenced in any of the Series C Transaction Documents shall be adjusted, in accordance with the terms set forth in the Merger Agreement, by the Preferred Exchange Ratio. For the avoidance of doubt, any reference to (i) any price per share of Company Common Stock or Company Series A-1 Preferred Stock shall, after the consummation of the Merger, be divided by the Common Exchange Ratio and the Preferred Exchange Ratio, respectively, and (ii) a number of shares of Company Common Stock and Company Series A-1 Preferred Stock shall, after the consummation of the Merger, be multiplied by the Common Exchange Ratio and Preferred Exchange Ratio, respectively.”

(g) The text of Section 3.23 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

““Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock having voting power representing a majority of the outstanding Common Stock (which includes the Series B Convertible Preferred Stock on an as converted to Common Stock basis) present in person or represented by proxy and voting at the Parent Stockholder Meeting are the only votes of the holders of any class or series of Parent’s capital stock necessary to approve the Parent Stockholder Proposals (the “Parent Stockholder Approval”).”

(h) The text of Section 5.2(b)(i) is hereby amended and restated as follows:

“(i) Parent shall take all action necessary in accordance with applicable Laws and the Parent Charter and Parent Bylaws to call, give notice of, convene and hold a meeting of the Parent Stockholders (the “Parent Stockholder Meeting”) to consider and vote on proposals to approve (such approval to be comprised of the approval of a majority of the shares voting in person or represented by proxy at the Parent Stockholder Meeting): (A) the issuance of the shares of Parent Common Stock, Parent Series A-1 Preferred Stock, Parent Common Stock Warrants, and, to the extent applicable, Parent Series A-2 Preferred Stock by virtue of the Merger and (B) the removal of any exchange caps or floors set forth in the documents relating to the Parent PIPE Financing and the issuance of Common Stock of Parent upon the conversion of Preferred Shares and Warrants issued in connection with the Parent PIPE Financing (collectively, the “Parent Stockholder Proposals”). The Parent Stockholder Meeting shall be held (on a date selected by Parent in consultation with the Company) not later than thirty (30) days after the date of mailing of the Proxy Statement. If on the scheduled date of the Parent Stockholder meeting Parent has not obtained the Parent Stockholder Approvals, Parent shall have the right to adjourn or postpone the Parent Stockholder Meeting to July 7, 2014.”

(i) The definition of “Reverse Split” is hereby amended and restated in its entirety to read as follows:

“”Reverse Split” means a reverse stock split or other combination of Parent’s Capital Stock occurring on or prior to the Closing Date.”

(j) Schedule II is hereby amended and restated in its entirety to read as set forth in the attached Schedule II.

(k) Section 7.1(b) is hereby amended and restated in its entirety as follows:

“The representations and warranties of the Company contained in this Agreement (other than the Company Specified Representations)(i) shall have been true and correct as of the date of this Agreement, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case where the failure to be true and correct has not had a Company Material Adverse Effect.”

(l) Section 8.1(b) is hereby amended and restated in its entirety to read as follows:

“The representations and warranties of Parent and Merger Sub contained in this Agreement (other than the Parent Specified Representations and other than the Excluded Representations) (i) shall have been true and correct as of the date of this Agreement except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case where the failure to be true and correct has not had a Parent Material Adverse Effect.”

3. Counterparts; Amendments. This Amendment may be executed in counterparts and by fax or electronic signatures, all of which shall be one and the same agreement and shall have binding legal effect. No amendment of this Amendment shall be valid unless in writing signed by the parties hereto.

4. Stockholder Approvals. All closing conditions and covenants relating to: (i) the Parent Stockholder Approval and the failure to obtain such Parent Stockholder Approval, and (ii) the implications of the failure to obtain Parent Stockholder Approval are deemed waived or fulfilled; provided, that Parent shall have concluded its 2014 Annual Stockholder Meeting on or prior to the Closing Date and delivered to the Company certification of the stockholder votes tabulated with respect to each of the Stockholder Proposals.

5. Modification; Waiver. To the extent that any of the terms of the Merger Agreement are inconsistent with the terms of this Amendment, this Amendment shall control. Except as set forth herein, the terms and conditions of the Merger Agreement shall remain in full force and effect.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

TELIK, INC.

By:	/s/ Michael M. Wick
Name:	Michael M. Wick
Title:	CEO

MABVAX THERAPEUTICS, INC.

By:	/s/ J. David Hansen
Name:	J. David Hansen
Title:	President and CEO

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF TELIK, INC.

Telik, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation’s previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 2,763,000 shares of Series A-1 Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 2,763,000 shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

1. Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series A-1 Preferred Stock”. The initial number of authorized shares of the Series A-1 Preferred Stock shall be 2,763,000 , which shall not be subject to increase without the consent of the Required Holders voting together as a single class. Each share of the Series A Preferred Stock shall have a par value of $0.01.

2. Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $0.01 per share, of the Corporation (“Common Stock”) and any other capital stock of the Corporation other than the shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), par value $0.01 per share, which shall rank pari passu with the Series A Preferred Stock, in each case, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The Series A-1 Preferred Stock shall rank pari passu with the other Series A Preferred Stock and the Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation shall be subject to the preferences and relative rights of the Series A Preferred Stock and Series B Preferred Stock.

3. Dividend Provisions.

(a) From and after February 12, 2014 (the “Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share of Series A Preferred Stock whether or not declared by the Board and whether or not there are funds legally available for the payment of Dividends, in arrears at a rate of eight percent (8.0%) per annum (the “Dividend Rate”) on the Stated Value (including, without limitation, all Capitalized Dividends (as defined below) on such share of Series A Preferred Stock) before any dividends shall be declared, set apart for or paid upon the Common Stock or any other stock ranking on liquidation junior to the Series A Preferred Stock (such stock being referred to hereinafter collectively as “Junior Stock”) in any year. Dividends on the shares of Series A Preferred Stock shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. Dividends shall be payable (i) in cash when, as and if declared by the Board, in arrears for each Calendar Year on the first (1st) Business Day of each succeeding Calendar Year and upon a Liquidation Event (any Dividends so paid in cash “Cash Dividends”); provided, however, that to the extent that any Dividends are not declared by the Board and paid in cash on any such date then the amount of such Dividends will be automatically and without any further action by the Board be added to the Stated Value of each Series A Preferred Stock as of such Dividend Date (as defined below) (the “Capitalized Dividends”), and (ii) to the extent not previously paid in cash pursuant to Section 3(a)(i), on each Conversion Date following the Issuance Date by inclusion in the applicable Conversion Amount (each such date, a “Dividend Date”). The Corporation shall deliver a written notice to each Holder of Series A Preferred Stock no later than ten (10) Business Days prior to the applicable Dividend Date either indicating that the Dividend is to be paid as Cash Dividends or confirming that the Dividend shall be a Capitalized Dividend. Dividends on the Series A Preferred Stock shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid in cash upon the Series A Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock.

(b) In addition to the dividends referred to in Section 3(a), from and after the Issuance Date, the Holders shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion, including, without limitation, the Maximum Percentage (as defined in Section 8(d)) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any pari passu Stock (as defined in Section 7(c)(i)) unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 8 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(c) Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any such dividend or distribution pursuant to this Section 3 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution (and beneficial ownership) to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as such Holder

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provides written notice to the Corporation that its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such rights (and any rights under this Section 3 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

4. Liquidation Preference.

(a) Preferential Payment to Holders of Series A Preferred Stock. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to a price per share equal to the sum of (i) the Stated Value and (ii) accrued and unpaid Dividends, if any. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders pursuant to Section 4(a), the Holders shall be entitled, on a pari passu basis with the holders of Junior Stock, to participate in the distribution of any remaining assets of the Corporation available for distribution to the holders of Junior Stock, pro rata based on the number of shares held by each Holder, treating for the purpose thereof all of the shares of Series A Preferred Stock as having been converted into Common Stock pursuant to Section 8 immediately prior to such Liquidation Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage).

(c) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder’s right to participate in any liquidation pursuant to this Section 4 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such liquidation to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such liquidation (and beneficial ownership) to such extent) and the portion of such liquidation shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 4 to be held similarly in abeyance) to the same extent as if there had been no such limitation.

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5. Fundamental Transactions. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividends rate equal to the Stated Value and Dividend Rate of the Series A Preferred Stock held by such Holder and having similar conversion rights, ranking and security to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Corporation and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Corporation shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Corporation” under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the “Corporation” shall refer instead to each of the Corporation and the Successor Entity or Successor Entities, jointly and severally), and the Corporation and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Corporation prior thereto and shall assume all of the obligations of the Corporation prior thereto under this Certificate of Designations with the same effect as if the Corporation and such Successor Entity or Successor Entities, jointly and severally, had been named as the Corporation in this Certificate of Designations. Upon consummation of the Fundamental Transaction with a Successor Entity whose stock is publicly traded, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock, including without limitation, the Maximum Percentage), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such

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shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, such Holder will thereafter have the right to receive at its option upon surrender of such Holder’s shares of Series A Preferred Stock upon the occurrence or consummation of the Corporate Event, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) such Holder is entitled to receive upon the conversion of such Holder’s shares of Series A Preferred Stock prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 10(a), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder’s shares of Series A Preferred Stock been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for such Holder until such time or times, as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be delivered such shares to the extent as if there had been no such limitation). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

6. Intentionally Omitted.

7. Voting Rights.

(a) General. Each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 9 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the

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stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Sections 7(b) and 7(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) Election of Directors. On the Effective Date, pursuant to the terms of the Merger Agreement, Jim J. Antonopoulos (the “Primary Series A Director”) and Jeffrey V. Ravetch (the “Secondary Series A Director” and collectively, the “Series A Directors”) have been elected to the board of directors of the Corporation. Each of the Series A Directors shall serve for a term of not less than three (3) years from the Effective Date and until his successor is elected and qualified and may not be removed from the board of directors, except that a Series A Director may be removed by the majority of the board of directors for Cause.

(c) Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Required Holders voting together as a single class:

(i) create, or authorize the creation of, or issue or obligate itself to issue additional or other capital stock or securities exchangeable for or convertible or exercisable into capital stock whether such capital stock is Senior Preferred Stock or pari-passu (such stock referred to hereinafter as “Pari Passu Stock”) in rank to the Series A Preferred Stock in respect of the preferences as to distributions, the payment of dividends and payments upon a Liquidation Event;

(ii) (A) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends, anti-dilution protections, or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

(iii) increase or decrease the authorized number of shares of Common Stock or Series A Preferred Stock or any additional class or series of capital stock;

(iv) prior to the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue, or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, or permit any Subsidiary to take any such action;

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(v) after the one (1) year anniversary of the Effective Date, create, or authorize the creation of, or issue or obligate itself to issue any debt security, whether or not such debt security is exchangeable for or convertible or exercisable into Common Stock, in excess of $1,500,000, or permit any Subsidiary to take any such action;

(vi) authorize or effect the payment of any dividends or distributions on any capital stock of the Corporation or any Subsidiary or the redemption or repurchase of any capital stock of the Corporation or any Subsidiary or rights to acquire capital stock of the Corporation or any Subsidiary (other than (A) the repurchase of stock from employees of the Corporation or its Subsidiaries pursuant to repurchase rights upon termination of employment of such employees at purchase prices initially paid by such employees for such shares, or (B) the payment of any dividends or distributions on any share of Series A Preferred Stock pursuant to its terms);

(vii) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets of the Corporation or any Subsidiary; (b) any Fundamental Transaction, or (c) a Liquidation Event, or consent to any of the foregoing;

(viii) amend or repeal any provision of the Corporation’s Certificate of Incorporation or By-Laws so as to affect adversely the Series A Preferred Stock (including, without limitation, any amendment of the Corporation’s Certificate of Incorporation entitling the Corporation to make a payment with respect to the Series A Preferred Stock other than in cash or in securities that trade on an Eligible Market shall be deemed so to affect adversely the Series A Preferred Stock);

(ix) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, (including, without limitation, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed so to affect adversely the Series A Preferred Stock);

(x) take any other action, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, or agree to take any such action, that avoids or seeks to avoid the observance or performance of any of the terms of this Certificate of Designations;

(xi) effect any change in the principal business of the Corporation, enter into any new lines of business, exit the current line of business or any material modification of current or future business plans or liquidate, dissolve or wind-up the business and affairs of the Corporation, or consent to any of the foregoing;

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(xii) enter into any agreement or contract that specifically by its terms restricts the Corporation’s ability to pay dividends on, or redeem securities of the Corporation; or

(xiii) agree to do any of the above items.

(d) Actions Requiring Vote of a Series A Director. For so long as the Primary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Primary Series A Director; provided that if the Primary Series A Director no longer serves as a director of the Corporation, for so long as the Secondary Series A Director remains a director of the Corporation, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the Secondary Series A Director:

(i) enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any Affiliate of any of the foregoing;

(ii) sell or otherwise dispose of assets with a fair value in excess of $1,000,000;

(iii) hire or fire of any executive officer or employee serving a similar function, including without limitation, the chief executive officer, president, chief operating officer, chief financial officer, chief investment officer, chief strategy officer, and chief information officer, or any employee with annual compensation (including any bonus payments) in excess of $100,000;

(iv) approve a yearly budget covering any operations prior to the one (1) year anniversary of the Effective Date (the “Approved Yearly Budget”);

(v) pledge or otherwise allow the encumbrance of any material assets of the Corporation, in a single or series of transactions, other than in the normal course of business or as may be related to acquisition of Indebtedness with respect to such asset;

(vi) adopt or make any material modification to, any employee stock option plan, stock bonus plan, stock purchase plan or other management equity plan or issue any shares of Common Stock or Common Stock Equivalents in violation of any Approved Stock Plan;

(vii) license or transfer any intellectual property, technology or other assets of the Corporation on any basis that materially restricts the Corporation’s use or licensing of such intellectual property, technology or other assets. It being understood that any exclusive license is a material restriction under this provision;

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(viii) loan or advance to, or acquire of any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Corporation;

(ix) loan or advance to any Person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board;

(x) guarantee any Indebtedness except for trade accounts of the Corporation or any Subsidiary arising in the ordinary course of business;

(xi) invest other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $1,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two (2) years;

(xii) incur aggregate Indebtedness in excess of $500,000 that is not included in the Approved Yearly Budget, other than trade credit incurred in the ordinary course of business;

(xiii) sale, transfer, license, pledge or encumber technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business;

(xiv) create any liquidation preferences for equity securities greater than their purchase price, or any anti-dilution protection more favorable than that granted to the Series A Preferred Stock herein;

(xv) enter into any real estate lease or acquisition;

(xvi) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xvii) enter into any partnership, alliance, joint venture or other material agreement or arrangement, including any agreement with an exclusivity covenant, a non-competition agreement or other restrictive covenant with respect to the Corporation’s business;

(xviii) increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(xix) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial

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Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, any increase to the aggregate annual compensation paid by the Corporation to the Corporation’s officers and directors for services rendered to the Corporation;

(xx) until the earlier to occur of (x) the consummation by the Corporation of one or more Subsequent Placements yielding net proceeds to the Corporation of at least $10,000,000 from Persons that are not affiliated with the initial Holders signatory to the Securities Purchase Agreement and (y) the one (1) year anniversary of the Effective Date, increase the aggregate annual compensation paid by the Corporation to the Corporation’s employees that are not officers or directors of the Corporation for services rendered to the Corporation that is inconsistent with past practice or that exceeds 10% of the aggregate compensation paid to such Persons in the immediately preceding calendar year;

(xxi) effect any stock split, reverse stock split, stock dividend or other similar transaction with respect to the Series A Preferred Stock; or

(xxii) agree to do any of the above items.

8. Conversion.

(a) Optional Conversion. Each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 8. The number of shares of Common Stock issuable upon conversion of each Series A Preferred Stock pursuant to this Section 8 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(b) Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be

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deemed to be references to the Corporation) and (B) if required by Section 8(b)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 13) (the “Preferred Stock Certificates”).

(ii) Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 8(b)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii) Corporation’s Failure to Timely Convert.

(A) Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock (a “Conversion Failure”), then in addition to all other available remedies which such holder may pursue hereunder and under the other Transaction Documents, including any indemnification provisions therein, the Corporation shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and (II) the Closing Sale Price of the

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Common Stock on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 8(b)(iii)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if on the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Holder or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock, as applicable, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Corporation’s obligations

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to make any payments which have accrued prior to the date of such notice pursuant to Section 8(b)(iii)(A) or otherwise. Thereafter, the Conversion Price of any Series A Preferred Stock returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(iv) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation as soon as practicable following such conversion or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 8(b)(iv) THEREOF. THE NUMBER OF SHARES OF

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SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 8(b)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(c) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock (an “Automatic Conversion”), based on the then-effective applicable Conversion Price at any time upon the affirmative election of the Required Holders. Upon such Automatic Conversion, any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii). Upon affirmative election of the Required Holders, all of the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent. Upon the occurrence of such Automatic Conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any Transfer Agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such Automatic Conversion occurred, and any declared, accrued and unpaid dividends shall be paid in accordance with the provisions of Section 8(b)(ii).

(d) Beneficial Ownership Limitation on Conversions. The Corporation shall not effect the conversion of any portion of Series A Preferred Stock, and no Holder shall have the right to convert any portion of Series A Preferred Stock, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all of its other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentences is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Holder or any of its other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants beneficially owned by such Holder or any of its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(d). For purposes of this Section 8(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may

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acquire upon the conversion of Series A Preferred Stock without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within two (2) Business Days confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and any of its other Attribution Party since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, any Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and its other Attribution Parties and not to any other holder of Series A Preferred Stock that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying the Series A Preferred Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(d) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(e) Reservation of Shares.

(i) The Corporation shall have sufficient authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such

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transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

(ii) If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board to recommend to the stockholders that they approve such proposal.

(f) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within four (4) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within two (2) Business Days submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense, the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(g) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(h) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 8(b)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(i) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

9. Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 9.

(a) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the Merger Date, the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation but excluding shares of Common Stock deemed to have been issued or sold by the Corporation in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 9(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this

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Section 9(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Merger

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Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (II) the Option Value of such Options. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such publicly traded securities on the date of receipt of such securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Merger Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Merger Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 9.

(d) Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board in accordance with Delaware law.

10. Other Rights of Holders.

(a) Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b) Notices.

(i) Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 9 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 8(f).

(ii) The Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event.

(iii) The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place.

11. Taxes.

(a) Any and all payments made by the Corporation hereunder, including any amounts received on a conversion or redemption of the Series A Preferred Stock and any amounts on account of Cash Dividends or Capitalized Dividends, must be made by it without any a deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest) (a “Tax Withholding”), unless a Tax Withholding is required by law. If the Corporation is aware that it must make a Tax Withholding (or that there is a change in the rate or the basis of a Tax Withholding), it must notify the affected Holders promptly.

(b) If a Tax Withholding is required by law to be made by the Corporation, the amount of the payment due from the Corporation will be increased to (or if no payment by the Corporation would otherwise be made (e.g., in the case of Capitalized Dividends), the Corporation will make a payments in) an amount which (after making the Tax Withholding, including a Tax Withholding applicable to additional sums payable pursuant to this Section 11) leaves an amount equal to the payment which would have been due if no Tax Withholding had been required. If the Corporation is required to make a Tax Withholding, it must make the minimum Tax Withholding allowed by law and must make any payment required in connection with that Tax Withholding within the time allowed by law. The Corporation hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld. For the avoidance of doubt, the Corporation and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Corporation will pay to the Holder the gross-up or indemnity amounts provided for in this Section 11. As soon as practicable after making a

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Tax Withholding or a payment required in connection with a Tax Withholding, the Corporation must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Withholding was paid.

(c) In addition, the Corporation agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Series A Preferred Stock (“Other Taxes”). As soon as practicable after making a payment of Other Taxes, the Corporation must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(d) The obligations of the Corporation under this Section 11 shall survive the payment for the Series A Preferred Stock and all other amounts payable hereunder.

12. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 8 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

13. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

14. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the

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holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with such contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 18.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17. Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

18. Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the Persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

19. Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

20. General Provisions; Amendment and Waivers. In addition to the above provisions with respect to Series A-1 Preferred Stock, such Series A-1 Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in this Certificate of Designation shall control. Unless otherwise required by law, any and all provisions of this Certificate of Designations may be amended or waived by an instrument in writing signed by the Corporation and the Required Holders and any amendment or waiver to this Certificate of Incorporation made in conformity with the provisions of this Section 20 shall be binding on all Holders. No such amendment or waiver shall be effective to the extent that it applies to less than all of the Holders.

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21. Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

22. Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(a) “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board, pursuant to which the Corporation’s securities may be issued to any employee, advisor, officer or director for services provided to the Corporation.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Bloomberg” means Bloomberg Financial Markets.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) “Calendar Year” means each of: the period beginning on and including January 1 and ending on and including December 31.

(g) “Cause” means a Series A Director is convicted of a felony by a court of competent jurisdiction, a Series A Director has been found to have engaged in fraud or willful misconduct in connection with the performance of his duties as board member or he is convicted of or signs a consent decree acknowledging any scienter-based securities law violation.

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(h) Intentionally Omitted.

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 8(f). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(k) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(l) “Conversion Amount” means the sum of (A) the Stated Value and (B) accrued and unpaid Dividends, if any.

(m) “Conversion Price” means $0.0376511786, subject to adjustment as provided herein.

(n) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(o) “Effective Date” means the date on which this Certificate of Designations becomes effective.

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(p) “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTCQX marketplace or the OTCQB marketplace.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Merger Date, (iii) upon conversion of the Series A Preferred Stock; provided, that the terms of the Series A Preferred Stock are not amended, modified or changed on or after the Merger Date; (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Merger Date, provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Merger Date.

(s) “Fundamental Transaction” means (i) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding

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shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Corporation to surrender their shares of Common Stock without approval of the stockholders of the Corporation or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(v) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

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(w) “Lead Investor” means Hudson Bay IP Opportunities Master Fund LP.

(x) “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(y) “MabVax” means the Corporation’s wholly owned subsidiary, MabVax Therapeutics, Inc., a Delaware corporation.

(z) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

(bb) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 12, 2014 by and among MabVax, Tacoma Acquisition Corp., a Delaware corporation (“Tacoma Corp.”) and the Corporation and as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger, dated June 30, 2014, by and among the Corporation, MabVax and Tacoma Corp. and that certain Amendment No. 2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among the Corporation, MabVax and Tacoma Corp.

(cc) “Merger Date” means the date on which the transactions contemplated by the Merger Agreement have been consummated.

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(dd) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ee) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ff) “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(gg) “Required Holders” means the holders of a majority of the outstanding shares of Series A Preferred Stock and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates is a Holder.

(hh) “Securities Purchase Agreement” means that certain securities purchase agreement by and among MabVax and the initial Holders, dated as of the Subscription Date, as assumed by the Corporation, and as such agreement further may be amended from time to time as provided in such agreement.

(ii) “Series A Preferred Stock” means, collectively, the Series A-1 Convertible Preferred Stock of the Corporation and any other class of preferred stock with substantial similar terms to the terms set forth in this Certificate of Designations issued by the Corporation after the date hereof that will be designated by the Lead Investor as Series A Convertible Preferred Stock for the purpose of this definition as used in this Certificate of Designations and any of the other Transaction Documents.

(jj) “Stated Value” means per share of Series A-1 Preferred Stock the sum of (i) $1.676708 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Merger Date and (ii) any Capitalized Dividends with respect to such share of Series A-1 Preferred Stock.

(kk) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ll) “Subscription Date” means February 12, 2014.

(mm) “Subsequent Placement” means any direct or indirect, offer, sale, grant any option to purchase, or other disposition of any of its debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security whether or not such security is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, provided, however, that Subsequent Placement shall exclude any Subsequent Capital Raise (as defined in the Securities Purchase Agreement).

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(nn) “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(oo) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Corporation or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(pp) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(qq) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(rr) “Warrants” shall mean the Warrants issued by the Corporation pursuant to the Merger Agreement.

(ss) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 8(f) with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the 7th day of July, 2014, and affirms the statements contained therein as true under the penalties of perjury.

TELIK, INC.

By:	/s/ Michael M. Wick
Michael M. Wick
Its: President and Chief Executive Officer

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EXHIBIT B

[FORM OF PARENT COMMON STOCK WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TELIK, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: [            ], 2014 (“Issuance Date”)

Telik, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date that is the one (1) year anniversary of the Effective Date (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below),                      (                ) fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant was issued in exchange for one of the Warrants to purchase Common Stock (the “SPA Warrants”) originally issued by MabVax Therapeutics, Inc. (“MabVax”) pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of February 12, 2014 (the “Subscription Date”), by and among MabVax and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The

Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $[1.0060301 divided by the Common Exchange Ratio] subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If within three (3) Trading Days after the Company’s receipt of the facsimile copy of an Exercise Notice so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall fail to issue and deliver a certificate to the Holder and register such Warrant Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) or credit such Holder’s balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the Closing Bid Price on the date of exercise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares (or to electronically deliver such Warrant Shares) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, if the Registration Statement (as defined in the Registration Rights Agreement) covering the resale of the Warrant Shares being exercised is not available for the resale of such Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
D

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D=	the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitation on Beneficial Ownership. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party. For purposes of clarity, the shares of Common Stock underlying this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant

(g) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the quotient determined by dividing (x) the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g), by (y) the total number of Warrant Shares issuable upon exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant) and (ii) the Black Scholes Value; provided, that (x) references to “the day immediately following the public announcement of the applicable Fundamental Transaction” in the definition of “Black Scholes Value” shall instead refer to “the date the Holder exercises this Warrant and the Company cannot deliver the required number of Warrant Shares because of an Authorized Share Failure” and (y) clause (iii) of the definition of “Black Scholes Value” shall instead refer to “the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the date of the applicable date of exercise and the date that the Company makes the applicable cash payment.”

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares issuable immediately prior to such Dilutive Issuance shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price then in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such public traded securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares issuable immediately prior to such Dilutive Issuance shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price then in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(c) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split, including, without limitation, the Reverse Split, or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase

Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Intentionally Omitted.

(c) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements , if so requested by the Holder, to deliver to each holder of the SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction), and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Any security issuable or potentially issuable to the Holder pursuant to the terms of this Warrant on the consummation of a Fundamental Transaction shall be registered and freely tradable by the Holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term “Non-Cash Consideration” being substituted for the term “Exercise Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) divided by (ii) the per share Closing Sale Price of such corresponding capital stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction), and such security shall be satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

(d) Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder delivered before the second (2nd) Trading Day after the occurrence or consummation of such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional Warrant Shares shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5(b) of the Securities Purchase Agreement, except that notices to the Company shall be given to the address set forth in Section 10.7(a) of the Merger Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Warrant Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 10.7(a) of the Merger Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and the Company or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

15. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, advisor, officer or director for services provided to the Company.

(e) “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(f) “Bloomberg” means Bloomberg Financial Markets.

(g) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h) “Certificate of Designations” means the certificate of designations for the Series A-1 Convertible Preferred Stock of the Company filed with the Secretary of State of Delaware on [            ], 20141.

(i) “Closing Bid Price” and “Closing Sale Price” means the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market

[1]	Will be in the form attached as Exhibit E to the Merger Agreement.

on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(j) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(k) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(l) “Effective Date” shall have the meaning ascribed to such term in the Merger Agreement.

(m) “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., OTCQX marketplace or the OTCQB marketplace.

(n) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the SPA Warrants; provided, that the terms of the SPA Warrants are not amended, modified or changed on or after the Subscription Date, (iii) upon conversion of the Parent Series A-1 Preferred Stock (as defined in the Merger Agreement), provided, that the terms of such Parent Series A-1 Preferred Stock are not amended, modified or changed on or after the Effective Date and (iv) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

(o) “Expiration Date” means the date ninety-six (96) months the Initial Exercisability Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(p) “Fundamental Transaction” shall have the meaning as set forth in the Certificate of Designations.

(q) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(r) “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 12, 2014 by and among MabVax, Tacoma Acquisition Corp., a Delaware Corporation (“Tacoma Corp.”) and the Company as amended pursuant to that certain Amendment No. 1 to the Agreement and Plan of Merger, dated June 30, 2014, by and among MabVax, the Company and Tacoma Corp. and that certain Amendment No. 2 to the Agreement and Plan of Merger, dated July 7, 2014, by and among MabVax, the Company and Tacoma Corp.

(s) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(t) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(u) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(v) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(w) “Principal Market” means The NASDAQ Capital Market.

(x) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Subscription Date by and among the Company and the Buyers.

(y) “Required Holders” means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding, which shall include Hudson Bay IP Opportunities Fund, LP as long as Hudson Bay IP Opportunities Fund, LP holds this Warrant or any SPA Warrants.

(z) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Parent Entity) which may be the entity formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into

(aa) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(bb) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TELIK, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

TELIK INC.

The undersigned holder hereby exercises the right to purchase                  of the shares of Common Stock (“Warrant Shares”) of Telik, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to Warrant Shares; and/or
a “Cashless Exercise” with respect to Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

Date:              ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [NAME OF TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

TELIK, INC.

By:
Name:
Title:

SCHEDULE II

The number of shares of Parent Common Stock issuable in exchange for the shares of Company Common Stock (the “Common Exchange Ratio”) shall be equal to Y/X, which is calculated as follows:

Y = (A * Parent Outstanding) / (1-A)

A = shall equal 85%.

Parent Outstanding = the number of shares of Parent Common Stock outstanding as of the Closing Date, assuming conversion of all preferred stock and cashless exercise of all other convertible securities of the Parent outstanding as of immediately prior to the Effective Time that are in-the-money (such cashless exercise being calculated based on a market price equal to the closing price per share of Parent Common Stock as of the last Business Day immediately prior to the Closing)

X = the aggregate number of shares of Company Common Stock outstanding as of the Closing Date (without duplication): (a) assuming conversion of all shares of Company Preferred Stock that are outstanding as of immediately prior to the Effective Time into Company Common Stock, (b) assuming cashless exercise of all in-the-money Company Warrants and Company Stock Options in each case outstanding as of immediately prior to the Effective Time and after giving effect to the exercise or termination of any unexercised Company Series C-1 Preferred Stock Warrants (such cashless exercise being calculated based on a market price equal to : (i) the price per share of Company Common Stock sold in the last bona fide financing, whereby the Company sold shares of Company Common Stock for a purchase price in excess of $1.0 million prior to Closing, including, without limitation, the Company Common Stock Financing; (ii) the conversion price per share of Company Preferred Stock which is convertible into Company Common Stock and sold in the last bona fide financing, whereby the Company sold shares of Company Preferred Stock for a purchase price in excess of $1.0 million prior to Closing, including, without limitation, the Company Backstop Stock Financing, or (iii) if either of the financings in the foregoing clauses “(i)” or “(ii)” has not happened before the Closing, the price per share of Company Common Stock as determined by the most recent third party valuation’s report); and (c) assuming cashless exercise of all other convertible securities of the Company outstanding as of immediately prior to the Effective Time that are in-the-money.

For the avoidance of doubt, in the event that any Company Warrants terminate effective as of the Closing, including, without limitation the Company Series C-1 Preferred Stock Warrants, the shares that would otherwise be issuable upon termination of any such warrants not exercised as of the Closing shall be excluded from the determination of X

An example of the calculation is set forth below:

X = 12,492,556

Y = (85% x 5,833,096) / (1-85%)

Y = 33,054,210

Y/X = 2.6459124

Every share of Company Common Stock would convert into 2.6459124 shares of Parent Common Stock and every security convertible into shares of Company Common Stock would convert into 2.6459124 shares of Parent Common Stock at an exercise price equal to the pre-closing exercise price divided by 2.6459124